UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 13, 2011

Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1 IMATION WAY OAKDALE, MINNESOTA	55128
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(651) 704-4000
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

On January 13, 2011, the Board of Directors approved the Company’s restructuring plan to discontinue tape coating operations at its Weatherford, Oklahoma facility by April 2011 and subsequently close the facility. The Company signed a strategic agreement with TDK Corporation to jointly develop and manufacture magnetic tape technologies. Under the agreement, the companies will collaborate on the research and development of future tape formats in the two companies’ research centers in the U.S. and Japan, while consolidating tape coating operations to the TDK Group Yamanashi manufacturing facility. The restructuring plan also includes the rationalization of certain product lines.

The restructuring will result in the elimination of approximately 115 positions by April 2011. The Company will incur approximately $50 million in restructuring and other charges, which includes asset impairments of approximately $31 million primarily related to the Weatherford facility, inventory write-offs of approximately $14 million, severance and severance related costs of approximately $3 million and other charges of approximately $2 million. The asset impairments and inventory write-offs are non-cash charges and will be recognized in the fourth quarter of 2010. The severance and other charges are cash charges, the majority of which will be recognized and paid in the first half of 2011.

Item 2.06. Material Impairments

On January 13, 2011, the Company concluded it will need to establish a valuation allowance against the deferred tax assets on its balance sheet as of December 31, 2010. The Company’s fourth quarter 2010 tax provision will include a net expense in the U.S. preliminarily estimated at $90 million. This net expense primarily relates to establishing a full valuation allowance required to be established against the Company’s net U.S. deferred tax assets offset by the tax benefit from the charges discussed above. As disclosed in prior periods, the Company has significant deferred tax assets in the U.S. These assets may still be used in the future; however, the weight of these charges and recent results requires a full valuation allowance.

Item 9.01. Financial Statements and Exhibits

     (d) Exhibits

99.1	Press Release dated January 18, 2011, announcing the Company’s strategic alliance with TDK Corporation for joint development and manufacturing of magnetic tape technologies.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp.
(REGISTRANT)

Date:	January 18, 2011	By:	/s/ Paul R. Zeller
Paul R. Zeller
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
99.1	Press Release dated January 18, 2011, announcing the Company’s strategic alliance with TDK Corporation for joint development and manufacturing of magnetic tape technologies.